Alternative Loan Trust 2007-HY2
Issuing Entity

Final Term Sheet

$508,705,100

(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED JANUARY 29, 2007

Mortgage Pass-Through Certificates, Series 2007-HY2

Distributions payable monthly, beginning February 26, 2007
__________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance (1)	Pass-Through Rate (2)		Initial Class Certificate Balance (1)	Pass-Through Rate (2)
Class 1-A	$367,128,000	Variable	Class M	$12,963,000	Variable
Class 2-A	$117,725,000	Variable	Class B-1	$ 6,741,000	Variable
Class A-R	$ 100	Variable	Class B-2	$ 4,148,000	Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates, are listed in the tables under “Summary—Description of the Certificates” that begin on page 7 of this free writing prospectus.

Summary

Issuing Entity

Alternative Loan Trust 2007-HY2, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of January 1, 2007 and the origination date for that mortgage loan (referred to as the “initial cut-off date”). For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date of that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about January 31, 2007.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $518,558,832, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $18,300,206, approximately $11,634,182 of which is expected to be allocated to loan group 1 and approximately $6,666,024 of which is expected to be allocated to loan group 2.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) February 16, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount deposited in the pre-funding account on the closing date is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans for a loan group will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $500,258,626 as of the initial cut-off date. All of the mortgage loans will have original terms to maturity of 30 to 40 years. The mortgage pool will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable based on a specified index.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. Certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the mortgage pool conveyed to the issuing entity on the closing date. In such instance, a limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus, and if the depositor establishes the pre-funding account referred to above, supplemental mortgage loans may be included during the funding period. Any additional loans conveyed on the closing date and any supplemental mortgage loans acquired during the funding period are not expected to result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

The approximate aggregate stated principal balance of the initial mortgage loans in each loan group as of the initial cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Fixed Rate Period (months)
1	$381,015,698	60
2	$119,242,928	84

As of the initial cut-off date, the initial mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$381,015,698

Geographic Concentrations in excess of 10%:

California	33.05%

Florida	16.64%

Weighted Average Original Loan-to-Value Ratio	73.10%

Weighted Average Current Mortgage Rate	6.452%

Range of Current Mortgage Rates	3.875% to 8.875%

Average Current Principal Balance	$242,531

Range of Current Principal Balances	$13,600 to $720,000

Weighted Average Remaining Term to Maturity	364 months

Weighted Average FICO Credit Score	711 points

Weighted Average Gross Margin	2.267%

Weighted Average Maximum Mortgage Rate	11.591%

Weighted Average Minimum Mortgage Rate	2.267%

As of the initial cut-off date, the initial mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$119,242,928

Geographic Concentrations in excess of 10%:

California	39.23%

Florida	12.28%

Weighted Average Original Loan-to-Value Ratio	71.67%

Weighted Average Current Mortgage Rate	6.501%

Range of Current Mortgage Rates	5.000% to 8.500%

Average Current Principal Balance	$255,886

Range of Current Principal Balances	$53,600 to $665,000

Weighted Average Remaining Term to Maturity	363 months

Weighted Average FICO Credit Score	717 points

Weighted Average Gross Margin	2.296%

Weighted Average Maximum Mortgage Rate	11.574%

Weighted Average Minimum Mortgage Rate	2.301%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates”, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates”. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)

Offered Certificates

Class 1-A	$367,128,000	Senior/Variable Pass-Through Rate	Aaa	AAA
Class 2-A	$117,725,000	Senior/Variable Pass-Through Rate	Aaa	AAA
Class A-R	$100	Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M	$12,963,000	Subordinate/Variable-Pass Through Rate	Aa2	AA
Class B-1	$6,741,000	Subordinate/Variable-Pass Through Rate	A2	A
Class B-2	$4,148,000	Subordinate/Variable-Pass Through Rate	Baa1	BBB

Non-Offered Certificates(3)

Class B-3	$4,408,000	Subordinate/Variable-Pass Through Rate
Class B-4	$3,111,000	Subordinate/Variable-Pass Through Rate
Class B-5	$2,334,732	Subordinate/Variable-Pass Through Rate
______________
(1)          This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.
(2)          The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”).  The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided.  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3)          The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus.  Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention

Offered Certificates
Class 1-A	1	(1)	calendar month (2)	30/360 (3)
Class 2-A	2	(4)	calendar month (2)	30/360 (3)
Class A-R	1	(1)	calendar month (2)	30/360 (3)
Class M	1 and 2	(5)	calendar month (2)	30/360 (3)
Class B-1	1 and 2	(5)	calendar month (2)	30/360 (3)
Class B-2	1 and 2	(5)	calendar month (2)	30/360 (3)

Non-Offered Certificates
Class B-3	1 and 2	(5)	calendar month (2)	30/360 (3)
Class B-4	1 and 2	(5)	calendar month (2)	30/360 (3)
Class B-5	1 and 2	(5)	calendar month (2)	30/360 (3)
______________
(1)           The pass-through rate for this class of certificates for any interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.  The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 6.189174% per annum.
(2)           The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.
(3)           Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.
(4)           The pass-through rate for the Class 2-A Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2.  The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 6.233229% per annum.
(5)           The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will be equal to (i) the sum of the following for each loan group: the product of (1) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (2) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.  The pass-through rate for the interest accrual period for the first distribution date is expected to be approximately 6.199871% per annum.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates

Senior Certificates	Class 1-A, Class 2-A and Class A-R Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for February 26, 2007.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in March 2047. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among the class of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•
if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in the loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•
partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest;

•
any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period; and

•	with respect to the distribution date immediately following the end of the funding period, any amounts remaining on deposit in the pre-funding account.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum until the end of the loan’s initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates relating to that loan group, in the order and subject to the priorities set forth below;

•
to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•
from remaining available funds from both of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, to the Class A-R and Class 1-A Certificates, in that order, until their respective class certificate balances are reduced to zero, and

•	with respect to loan group 2, to the Class 2-A Certificates, until its class certificate balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order:

•
to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related class of senior certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance plus any amount on deposit in the pre-funding account, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) the original pre-funded amount.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

The Mortgage Pool

Information regarding the initial mortgage loans is set forth in tabular format in Annex A attached to this free writing prospectus.

Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees consist of

•	the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”),

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan. The total expense fee rate will vary from Mortgage Loan to Mortgage Loan. As of the initial cut-off date, the weighted average Expense Fee Rate for the Initial Mortgage Loans in a loan group on and before and after the related initial Adjustment Dates for all of the Initial Mortgage Loans in such loan group is approximately as follows:

	Weighted Average Expense Fee Rate for the Initial Mortgage Loans in the related Loan Group on and before any related initial Adjustment Date (1)	Weighted Average Expense Fee Rate for the Initial Mortgage Loans in the related Loan Group after all related initial Adjustment Dates (1)
Loan Group 1	0.2667%	0.3917%
Loan Group 2	0.2744%	0.3994%
___________
(1) Assuming no prepayments.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to all or a portion of the Master Servicing Fee. The Master Servicing Fee accrues on the principal balance of each Mortgage Loan at the Master Servicing Fee Rate. The “Master Servicing Fee Rate” for each Mortgage Loan will be 0.250% per annum on and before its initial Adjustment Date and will be 0.375% per annum after its initial Adjustment Date.

The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on principal prepayments received during that portion of a Prepayment Period from the Due Date in the same month as the Distribution Date to the end of the Prepayment Period (“prepayment interest excess”), all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the initial cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from January 1, 2007) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Such a shortfall is referred to as a “prepayment interest shortfall.” Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by the aggregate amount of prepayment interest shortfalls for the Mortgage Loans for the related Distribution Date, subject to a limit equal to one-half of the Master Servicing Fee for that Distribution Date (the “Compensating Interest”). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest ” in this free writing prospectus.

Certain Modifications and Refinancings

Countrywide Home Loans, without approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-HY2 will consist of the Class 1-A, Class 2-A, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on page 2 are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates

Senior Certificates	Class 1-A, Class 2-A and Class A-R Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Private Certificates	Class B-3, Class B-4 and Class B-5 Certificates

The certificates are generally referred to as the following types:

Class	Type

Class 1-A Certificates	Senior/Variable Pass-Through Rate

Class 2-A Certificates	Senior/Variable Pass-Through Rate

Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Variable-Pass Through Rate

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $484,853,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.50%
Class B-1	1.30%
Class B-2	0.80%
Class B-3	0.85%
Class B-4	0.60%
Class B-5	0.45%

The initial Class Certificate Balances of the certificates may vary in the aggregate by plus or minus 10%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates as of any date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the sum of (x) the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) and (y) any amount on deposit in the pre-funding account.

Senior Certificate Groups

The Class 1-A and Class A-R Certificates relate to loan group 1 and the Class 2-A Certificates relate to loan group 2. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (y) any amount on deposit in the Pre-funding Account in respect of the related loan group on such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

•
all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the master servicer.

In the case of:
•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or the Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
Additional Servicing Compensation / Master Servicer	• All prepayment interest excess, late payment fees, assumption fees and other similar charges (including prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)

Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

__________
(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The “Master Servicing Fee Rate” for each Mortgage Loan will be 0.250% per annum on and before its initial Adjustment Date and will be 0.375% per annum after its initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to the other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for both of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group in the manner, order and priority described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•
from remaining available funds from both of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from both of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest;

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

•
for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited with respect to such loan group from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts for such loan group remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon);

minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	any Transfer Payment Received for such loan group and Distribution Date;

minus

•	any Transfer Payment Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

Senior Certificates

The pass-through rate for each class of senior certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group for the same interest accrual period. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

Class	Pass-Through Rate
Class 1-A and Class A-R	6.189174%
Class 2-A	6.233229%

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for each interest accrual period for any Distribution Date will be a per annum rate equal to:

•
the sum of the following for each loan group: the product of (1) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (2) the related Subordinated Portion Balance immediately prior to that Distribution Date, divided by

•	the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

The pass-through rate for the subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.199871% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of

•	interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) both loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for such other loan group.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period,

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, and

•	on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account for such loan group,

plus

•	the principal portion of any Transfer Payment Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payment Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) plus any amount on deposit in the Pre-funding Account with respect to that loan group (the “Undercollateralized Group”), and the other loan group is not an Undercollateralized Group (such other loan group, the “Overcollateralized Group”) then the following will occur:

•
the Available Funds in the Overcollateralized Group will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the senior certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

On each Distribution Date, the “Transfer Payment” for the Undercollateralized Group will equal the excess, if any, of the Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for the Undercollateralized Group over the sum of the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) plus any amount on deposit in the Pre-funding Account with respect to that loan group, plus interest as described above. The Transfer Payment received by the Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by the Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, sequentially, to the Class A-R and Class 1-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

•	with respect to loan group 2, to the Class 2-A Certificates, until its Class Certificate Balance is reduced to zero.

“Prepayment Period” means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•	the amount, if any, on deposit for that loan group in the Pre-funding Account at the end of the Funding Period, and

•	the principal portion of any Transfer Payment Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

For any Distribution Date on and prior to a Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to both of the loan groups:

•
the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•
on or before the Distribution Date in January 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in January 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the sum of (x) the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date) and (y) any amount on deposit in the Pre-funding Account.

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	93.50%	6.50%	N/A
Class M	2.50%	4.00%	6.50%
Class B-1	1.30%	2.70%	4.00%
Class B-2	0.80%	1.90%	2.70%
Class B-3	0.85%	1.05%	1.90%
Class B-4	0.60%	0.45%	1.05%
Class B-5	0.45%	0.00%	0.45%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and Distribution Date will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payment Made for that loan group.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group, until its Class Certificate Balance is reduced to zero.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

ANNEX A

THE INITIAL MORTGAGE LOANS

INITIAL MORTGAGE LOANS AS A WHOLE

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5/35 6-month LIBOR	2	$436,017	0.09%	218,009	7.902	477	686	73.29
5/1 1-year CMT	3	717,432	0.14	239,144	6.210	357	690	75.72
7/1 1-year CMT	26	5,065,662	1.01	194,833	6.307	373	704	63.90
5/25 6-month LIBOR	42	8,352,217	1.67	198,862	7.046	359	699	75.01
5/25 6-month LIBOR -Interest Only	264	62,392,935	12.47	236,337	6.930	358	707	74.09
7/23 6-month LIBOR	5	1,275,519	0.25	255,104	7.543	359	702	75.23
7/23 6-month LIBOR -Interest Only	29	8,181,505	1.64	282,121	6.619	359	714	77.49
5/1 1-year LIBOR	181	41,569,299	8.31	229,665	6.403	386	701	70.77
5/1 1-year LIBOR - Interest Only	1,079	267,547,798	53.48	247,959	6.329	363	713	73.17
7/1 1-year LIBOR	68	16,722,619	3.34	245,921	6.334	376	722	65.58
7/1 1-year LIBOR - Interest Only	338	87,997,624	17.59	260,348	6.518	361	717	72.68
Total.	2,037	$500,258,626	100.00%

Current Principal Balances(1)

Range of Current Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	1	$13,600	0.00%	13,600	7.500	358	645	60.00
$50,000.01 - $100,000.00	129	10,628,679	2.12	82,393	6.774	359	713	69.29
$100,000.01 - $150,000.00	263	33,976,052	6.79	129,187	6.665	364	710	70.84
$150,000.01 - $200,000.00	352	61,682,268	12.33	175,234	6.591	366	712	73.50
$200,000.01 - $250,000.00	382	86,304,573	17.25	225,928	6.504	366	712	74.50
$250,000.01 - $300,000.00	332	91,612,849	18.31	275,942	6.457	362	708	73.37
$300,000.01 - $350,000.00	229	74,528,680	14.90	325,453	6.402	365	709	73.99
$350,000.01 - $400,000.00	218	82,420,980	16.48	378,078	6.326	365	714	72.14
$400,000.01 - $450,000.00	92	38,059,079	7.61	413,686	6.291	361	717	68.53
$450,000.01 - $500,000.00	14	6,664,468	1.33	476,033	6.280	368	730	71.39
$500,000.01 - $550,000.00	10	5,192,000	1.04	519,200	6.600	360	722	68.07
$550,000.01 - $600,000.00	8	4,612,400	0.92	576,550	6.580	375	708	76.51
$600,000.01 - $650,000.00	5	3,177,999	0.64	635,600	6.856	359	735	70.12
$650,000.01 - $700,000.00	1	665,000	0.13	665,000	6.750	358	721	69.27
$700,000.01 - $750,000.00	1	720,000	0.14	720,000	7.000	360	751	72.00
Total.	2,037	$500,258,626	100.00%
____________
(1)	As of the initial cut-off date, the average current principal balance of the Initial Mortgage Loans was approximately $245,586.

Original Principal Balances

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	1	$13,600	0.00%	13,600	7.500	358	645	60.00
$50,000.01 - $100,000.00	128	10,537,727	2.11	82,326	6.784	359	713	69.51
$100,000.01 - $150,000.00	264	34,067,004	6.81	129,042	6.662	364	710	70.78
$150,000.01 - $200,000.00	351	61,483,122	12.29	175,166	6.596	365	712	73.49
$200,000.01 - $250,000.00	383	86,503,719	17.29	225,858	6.501	366	712	74.50
$250,000.01 - $300,000.00	331	91,316,009	18.25	275,879	6.458	362	708	73.41
$300,000.01 - $350,000.00	229	74,528,680	14.90	325,453	6.402	365	709	73.99
$350,000.01 - $400,000.00	218	82,420,980	16.48	378,078	6.326	365	714	72.14
$400,000.01 - $450,000.00	93	38,355,919	7.67	412,429	6.291	361	717	68.47
$450,000.01 - $500,000.00	14	6,664,468	1.33	476,033	6.280	368	730	71.39
$500,000.01 - $550,000.00	10	5,192,000	1.04	519,200	6.600	360	722	68.07
$550,000.01 - $600,000.00	8	4,612,400	0.92	576,550	6.580	375	708	76.51
$600,000.01 - $650,000.00	5	3,177,999	0.64	635,600	6.856	359	735	70.12
$650,000.01 - $700,000.00	1	665,000	0.13	665,000	6.750	358	721	69.27
$700,000.01 - $750,000.00	1	720,000	0.14	720,000	7.000	360	751	72.00
Total.	2,037	$500,258,626	100.00%

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	13	$2,482,799	0.50%	190,985	6.217	359	719	76.20
Alaska	7	1,785,968	0.36	255,138	7.018	389	695	77.09
Arizona	142	32,668,568	6.53	230,060	6.473	361	719	74.38
Arkansas	1	162,141	0.03	162,141	7.125	360	712	95.00
California	554	172,706,177	34.52	311,744	6.225	364	710	68.79
Colorado	57	12,733,839	2.55	223,401	6.493	359	723	70.18
Connecticut	11	2,325,129	0.46	211,375	6.533	359	732	69.19
Delaware	2	645,456	0.13	322,728	5.940	360	739	59.43
District of Columbia	2	638,775	0.13	319,387	6.356	358	641	75.76
Florida	366	78,052,267	15.60	213,258	6.715	366	712	78.06
Georgia	69	12,474,296	2.49	180,787	6.923	361	705	79.93
Hawaii	14	4,931,889	0.99	352,278	6.317	359	730	64.09
Idaho	16	2,626,073	0.52	164,130	6.302	369	695	66.08
Illinois	48	12,000,798	2.40	250,017	6.881	366	712	75.52
Indiana	7	760,256	0.15	108,608	6.790	359	720	70.71
Louisiana	3	530,600	0.11	176,867	7.436	359	707	74.66
Maine	1	396,265	0.08	396,265	5.500	360	752	70.00
Maryland	49	11,682,499	2.34	238,418	6.435	370	698	74.73
Massachusetts	33	9,167,744	1.83	277,810	6.420	359	719	67.54
Michigan	27	4,434,654	0.89	164,246	6.649	364	685	75.20
Minnesota	15	3,234,087	0.65	215,606	6.502	363	712	76.48
Mississippi	11	1,735,620	0.35	157,784	6.953	360	769	78.43
Missouri	13	2,075,970	0.41	159,690	6.863	366	682	73.83
Montana	9	1,897,209	0.38	210,801	6.356	359	736	66.89
Nebraska	2	234,500	0.05	117,250	7.299	359	661	76.66
Nevada	136	33,651,930	6.73	247,441	6.599	362	712	76.57
New Hampshire	5	1,235,000	0.25	247,000	7.129	398	727	74.84
New Jersey	21	5,547,296	1.11	264,157	6.731	372	702	67.78
New Mexico	7	1,300,492	0.26	185,785	6.949	360	712	79.03
New York	16	5,080,120	1.02	317,508	6.474	374	717	64.54
North Carolina	30	5,614,898	1.12	187,163	6.787	369	729	79.06
North Dakota	1	95,500	0.02	95,500	6.250	353	672	85.00
Ohio	21	2,948,373	0.59	140,399	6.414	359	707	81.52
Oklahoma	1	57,760	0.01	57,760	7.000	358	659	80.00
Oregon	43	9,707,195	1.94	225,749	6.281	363	710	69.20
Pennsylvania	8	1,600,719	0.32	200,090	6.614	375	710	65.44
Rhode Island	4	1,024,754	0.20	256,189	6.880	360	706	66.72
South Carolina	14	2,841,719	0.57	202,980	6.533	360	744	69.25
South Dakota	1	148,000	0.03	148,000	6.250	360	664	73.27
Tennessee	15	2,674,745	0.53	178,316	6.102	359	728	74.11
Texas	51	8,571,520	1.71	168,069	6.665	367	717	79.82
Utah	47	9,421,905	1.88	200,466	6.796	359	720	77.52
Virginia	56	14,804,829	2.96	264,372	6.497	360	700	72.46
Washington	82	20,090,093	4.02	245,001	6.313	368	714	73.67
Wisconsin	2	183,598	0.04	91,799	6.375	359	740	68.72
Wyoming	4	1,274,600	0.25	318,650	5.921	360	733	68.74
Total.	2,037	$500,258,626	100.00%

Original Loan-to-Value Ratios(1) (2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	178	$39,471,221	7.89%	221,748	6.086	360	716	41.61
50.01 - 55.00	97	25,317,816	5.06	261,008	6.192	360	709	52.77
55.01 - 60.00	125	33,182,695	6.63	265,462	6.186	360	708	57.61
60.01 - 65.00	103	28,019,600	5.60	272,035	6.111	363	704	62.62
65.01 - 70.00	116	31,905,880	6.38	275,051	6.480	365	707	68.47
70.01 - 75.00	143	34,978,093	6.99	244,602	6.425	367	708	73.87
75.01 - 80.00	1,091	263,727,062	52.72	241,730	6.566	365	715	79.80
80.01 - 85.00	19	4,247,575	0.85	223,557	6.421	366	716	83.11
85.01 - 90.00	111	26,001,925	5.20	234,252	6.842	369	698	89.23
90.01 - 95.00	54	13,406,759	2.68	248,273	6.856	362	728	94.59
Total.	2,037	$500,258,626	100.00%
____________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 72.76%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	169	$36,805,921	7.36%	217,787	6.090	360	717	41.34
50.01 - 55.00	91	23,632,816	4.72	259,701	6.199	360	709	52.71
55.01 - 60.00	117	31,056,801	6.21	265,443	6.187	360	708	57.28
60.01 - 65.00	104	28,141,913	5.63	270,595	6.123	363	700	61.98
65.01 - 70.00	96	27,438,520	5.48	285,818	6.449	364	705	67.87
70.01 - 75.00	112	27,154,168	5.43	242,448	6.334	366	707	72.79
75.01 - 80.00	331	80,618,111	16.12	243,559	6.540	366	710	78.83
80.01 - 85.00	27	7,412,545	1.48	274,539	6.531	369	720	80.08
85.01 - 90.00	232	56,505,493	11.30	243,558	6.786	368	707	83.06
90.01 - 95.00	173	42,000,623	8.40	242,778	6.706	367	716	83.73
95.01 - 100.00	585	139,491,715	27.88	238,447	6.515	363	718	79.66
Total.	2,037	$500,258,626	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—General” in the Prospectus Supplement.

Current Mortgage Rates (1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.501 - 4.000	2	$643,200	0.13%	321,600	3.875	360	753	80.00
4.001 - 4.500	1	300,000	0.06	300,000	4.375	360	667	80.00
4.501 - 5.000	29	7,589,908	1.52	261,721	4.921	378	716	64.32
5.001 - 5.500	111	29,711,019	5.94	267,667	5.407	365	715	73.56
5.501 - 6.000	403	104,559,041	20.90	259,452	5.866	363	718	67.53
6.001 - 6.500	644	165,137,239	33.01	256,424	6.339	363	717	70.22
6.501 - 7.000	450	107,777,435	21.54	239,505	6.840	366	704	76.06
7.001 - 7.500	289	63,327,653	12.66	219,127	7.352	363	703	80.09
7.501 - 8.000	74	14,340,712	2.87	193,793	7.795	359	697	81.08
8.001 - 8.500	32	6,553,019	1.31	204,782	8.288	368	703	82.05
8.501 - 9.000	2	319,400	0.06	159,700	8.788	357	714	75.89
Total.	2,037	$500,258,626	100.00%
____________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans was approximately 6.464% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.454% per annum.

Types of Mortgaged Properties

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	912	$218,735,192	43.72%	239,841	6.378	366	705	70.15
Planned Unit Development	578	142,242,335	28.43	246,094	6.480	363	716	76.22
Low-Rise Condominium	349	75,862,829	15.16	217,372	6.503	362	719	75.18
2- to 4-Family Residence	147	49,309,982	9.86	335,442	6.662	363	718	69.17
High-Rise Condominium	51	14,108,289	2.82	276,633	6.728	365	728	77.90
Total.	2,037	$500,258,626	100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	1,157	$278,289,888	55.63%	240,527	6.554	363	720	79.34
Refinance - Cash Out	558	139,759,507	27.94	250,465	6.318	366	697	62.41
Refinance - Rate/Term	322	82,209,231	16.43	255,308	6.407	363	713	68.11
Total.	2,037	$500,258,626	100.00%

Occupancy Types (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,431	$367,699,758	73.50%	256,953	6.378	365	708	73.34
Investment Property	420	91,828,817	18.36	218,640	6.765	363	723	68.80
Second Residence	186	40,730,051	8.14	218,979	6.562	362	722	76.47
Total.	2,037	$500,258,626	100.00%
____________
(1)	Based on representations by the related borrowers at the time of origination.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
480	54	$12,934,514	2.59%	239,528	6.357	480	689	77.43
479	18	4,508,429	0.90	250,468	6.522	479	698	77.81
478	7	2,088,120	0.42	298,303	6.461	478	694	83.40
477	2	573,905	0.11	286,952	6.634	477	705	80.00
476	1	286,103	0.06	286,103	8.375	476	714	80.00
371	2	606,399	0.12	303,200	6.477	371	738	80.00
360	1,084	271,776,133	54.33	250,716	6.310	360	714	71.14
359	516	126,867,575	25.36	245,867	6.556	359	714	73.60
358	195	46,308,562	9.26	237,480	6.769	358	706	74.71
357	69	16,260,557	3.25	235,660	6.896	357	705	77.15
356	48	9,649,462	1.93	201,030	7.074	356	710	76.17
355	18	4,074,521	0.81	226,362	6.993	355	711	71.95
354	8	1,444,695	0.29	180,587	7.022	354	691	70.75
353	6	954,969	0.19	159,161	7.116	353	686	82.52
352	3	516,470	0.10	172,157	6.840	352	636	80.59
351	4	894,218	0.18	223,554	6.522	351	670	85.73
348	2	513,995	0.10	256,998	6.273	348	804	82.48
Total.	2,037	$500,258,626	100.00%

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	1,157	$288,685,739	57.71%	249,512	6.506	363	709	73.59
Full/Alternative	289	63,645,599	12.72	220,227	6.164	371	701	71.68
No Ratio	162	41,114,087	8.22	253,791	6.798	363	715	75.24
No Income/No Asset	173	40,126,883	8.02	231,947	6.700	360	723	72.38
Preferred	140	38,559,380	7.71	275,424	6.002	366	750	71.13
Stated Income/Stated Asset	87	21,510,607	4.30	247,248	6.681	362	693	68.23
Streamlined	29	6,616,331	1.32	228,149	5.982	360	721	58.23
Total.	2,037	$500,258,626	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 - 620	2	$631,375	0.13%	315,688	7.128	359	620	80.00
621 - 640	141	32,205,900	6.44	228,411	6.612	372	630	73.51
641 - 660	218	53,536,880	10.70	245,582	6.542	365	651	72.63
661 - 680	212	50,961,574	10.19	240,385	6.549	366	671	72.34
681 - 700	285	70,778,081	14.15	248,344	6.481	365	690	70.93
701 - 720	363	92,510,197	18.49	254,849	6.396	363	710	72.31
721 - 740	215	51,097,710	10.21	237,664	6.582	364	732	75.01
741 - 760	202	50,274,295	10.05	248,883	6.460	360	750	74.27
761 - 780	174	43,795,642	8.75	251,699	6.303	363	770	72.21
781 - 800	141	34,205,847	6.84	242,595	6.306	364	789	72.43
801 - 820	64	16,438,448	3.29	256,851	6.254	362	807	72.71
821 - 840	4	728,133	0.15	182,033	6.493	358	824	65.08
Unknown	16	3,094,543	0.62	193,409	6.908	357	N/A	80.05
Total.	2,037	$500,258,626	100.00%
____________
(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 712.

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,219	$304,285,560	60.83%	249,619	6.479	364	713	72.24
12	318	84,017,639	16.79	264,206	6.261	364	712	71.80
24	4	608,861	0.12	152,215	6.674	357	730	78.30
36	282	66,586,371	13.31	236,122	6.607	363	710	73.76
42	1	129,863	0.03	129,863	5.750	360	724	58.56
60	213	44,630,331	8.92	209,532	6.529	364	710	76.63
Total.	2,037	$500,258,626	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
48	2	$513,995	0.10%	256,998	6.273	348	804	82.48
51	3	696,218	0.14	232,073	6.386	351	692	84.51
52	2	388,613	0.08	194,306	6.500	352	643	75.85
53	3	362,669	0.07	120,890	7.020	353	657	83.28
54	4	688,101	0.14	172,025	7.325	354	682	61.50
55	13	3,354,082	0.67	258,006	7.103	355	705	75.70
56	46	9,257,529	1.85	201,251	7.168	360	711	76.38
57	61	14,229,735	2.84	233,274	6.835	362	701	76.15
58	161	37,864,553	7.57	235,184	6.791	364	700	75.59
59	424	102,411,402	20.47	241,536	6.526	363	713	73.69
60	852	211,248,801	42.23	247,945	6.285	366	712	71.94
75	1	198,000	0.04	198,000	7.000	351	625	90.00
76	1	127,857	0.03	127,857	7.875	352	631	95.00
77	3	592,300	0.12	197,433	7.174	353	701	82.06
78	4	756,594	0.15	189,148	6.746	354	699	79.17
79	5	720,438	0.14	144,088	6.484	355	743	54.48
80	3	678,036	0.14	226,012	6.344	356	694	74.93
81	10	2,604,727	0.52	260,473	7.172	357	727	83.24
82	41	10,532,129	2.11	256,881	6.629	361	726	73.29
83	110	28,964,602	5.79	263,315	6.654	362	715	73.95
84	288	74,068,245	14.81	257,181	6.390	365	716	70.03
Total.	2,037	$500,258,626	100.00%

Gross Margins (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	1	$222,000	0.04%	222,000	8.750	356	726	75.00
2.001 - 3.000	2,026	497,790,774	99.51	245,701	6.459	364	712	72.67
3.001 - 4.000	10	2,245,852	0.45	224,585	7.304	389	668	92.56
Total.	2,037	$500,258,626	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin for the Initial Mortgage Loans was approximately 2.274%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 - 10.000	32	$8,533,108	1.71%	266,660	4.823	376	717	66.06
10.001 - 11.000	471	122,679,263	24.52	260,466	5.767	364	717	69.03
11.001 - 12.000	1,012	252,415,043	50.46	249,422	6.496	365	713	72.31
12.001 - 13.000	422	94,726,599	18.94	224,471	7.124	362	706	77.94
13.001 - 14.000	87	19,637,518	3.93	225,719	7.728	361	701	78.84
14.001 - 15.000	13	2,267,094	0.45	174,392	8.266	359	699	81.43
Total.	2,037	$500,258,626	100.00%

Next Adjustment Dates

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 2011	2	$513,995	0.10%	256,998	6.273	348	804	82.48
April 2011	3	696,218	0.14	232,073	6.386	351	692	84.51
May 2011	2	388,613	0.08	194,306	6.500	352	643	75.85
June 2011	3	362,669	0.07	120,890	7.020	353	657	83.28
July 2011	4	688,101	0.14	172,025	7.325	354	682	61.50
August 2011	13	3,354,082	0.67	258,006	7.103	355	705	75.70
September 2011	46	9,257,529	1.85	201,251	7.168	360	711	76.38
October 2011	61	14,229,735	2.84	233,274	6.835	362	701	76.15
November 2011	161	37,864,553	7.57	235,184	6.791	364	700	75.59
December 2011	424	102,411,402	20.47	241,536	6.526	363	713	73.69
January 2012	805	200,455,700	40.07	249,013	6.285	366	712	72.02
February 2012	47	10,793,101	2.16	229,640	6.294	363	707	70.40
April 2013	1	198,000	0.04	198,000	7.000	351	625	90.00
May 2013	1	127,857	0.03	127,857	7.875	352	631	95.00
June 2013	3	592,300	0.12	197,433	7.174	353	701	82.06
July 2013	4	756,594	0.15	189,148	6.746	354	699	79.17
August 2013	5	720,438	0.14	144,088	6.484	355	743	54.48
September 2013	3	678,036	0.14	226,012	6.344	356	694	74.93
October 2013	10	2,604,727	0.52	260,473	7.172	357	727	83.24
November 2013	41	10,532,129	2.11	256,881	6.629	361	726	73.29
December 2013	110	28,964,602	5.79	263,315	6.654	362	715	73.95
January 2014	259	65,757,789	13.14	253,891	6.409	365	716	70.45
February 2014	29	8,310,456	1.66	286,567	6.238	365	721	66.75
Total.	2,037	$500,258,626	100.00%

Initial Fixed Periods

Initial Fixed Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
60	1,571	$381,015,698	76.16%	242,531	6.452	364	711	73.10
84	466	119,242,928	23.84	255,886	6.501	363	717	71.67
Total	2,037	$500,258,626	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	1	$222,000	0.04%	222,000	8.750	356	726	75.00
2.001 - 3.000	2,025	497,656,011	99.48	245,756	6.459	364	712	72.67
3.001 - 4.000	10	2,245,852	0.45	224,585	7.304	389	668	92.56
6.001 - 7.000	1	134,763	0.03	134,763	6.500	358	709	80.00
Total	2,037	$500,258,626	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	23	$5,339,612	1.07%	232,157	6.231	358	698	68.46
4.875	1	243,200	0.05	243,200	5.875	359	739	80.00
5.000	1,785	438,123,222	87.58	245,447	6.429	365	712	72.72
6.000	228	56,552,592	11.30	248,038	6.761	359	712	73.49
Total	2,037	$500,258,626	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	123	$26,143,191	5.23%	212,546	7.266	359	696	77.06
2.000	1,914	474,115,435	94.77	247,709	6.420	364	713	72.53
Total	2,037	$500,258,626	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	327	$74,138,764	14.82%	226,724	6.480	379	706	69.75
60	340	85,706,581	17.13	252,078	6.373	361	720	73.75
84	39	10,893,213	2.18	279,313	6.590	359	723	69.94
120	1,331	329,520,068	65.87	247,573	6.480	362	711	73.28
Total	2,037	$500,258,626	100.00%

INITIAL MORTGAGE LOANS IN LOAN GROUP 1

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5/35 6-month LIBOR	2	$436,017	0.11%	218,009	7.902	477	686	73.29
5/1 1-year CMT	3	717,432	0.19	239,144	6.210	357	690	75.72
5/25 6-month LIBOR	42	8,352,217	2.19	198,862	7.046	359	699	75.01
5/25 6-month LIBOR -Interest Only	264	62,392,935	16.38	236,337	6.930	358	707	74.09
5/1 1-year LIBOR	181	41,569,299	10.91	229,665	6.403	386	701	70.77
5/1 1-year LIBOR - Interest Only	1,079	267,547,798	70.22	247,959	6.329	363	713	73.17
Total.	1,571	$381,015,698	100.00%

Current Principal Balances(1)

Range of Current Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	1	$13,600	0.00%	13,600	7.500	358	645	60.00
$50,000.01 - $100,000.00	98	8,095,587	2.12	82,608	6.799	359	709	70.72
$100,000.01 - $150,000.00	210	27,246,177	7.15	129,744	6.676	366	709	71.34
$150,000.01 - $200,000.00	275	48,167,975	12.64	175,156	6.598	366	713	74.29
$200,000.01 - $250,000.00	313	70,565,015	18.52	225,447	6.493	366	711	74.22
$250,000.01 - $300,000.00	247	68,243,236	17.91	276,288	6.425	362	707	73.24
$300,000.01 - $350,000.00	170	55,273,484	14.51	325,138	6.403	364	707	74.36
$350,000.01 - $400,000.00	167	63,222,960	16.59	378,581	6.256	366	713	72.80
$400,000.01 - $450,000.00	67	27,696,189	7.27	413,376	6.303	359	718	68.55
$450,000.01 - $500,000.00	8	3,758,475	0.99	469,809	6.359	374	719	72.18
$500,000.01 - $550,000.00	4	2,069,000	0.54	517,250	6.754	359	679	65.09
$550.000.01 - $600,000.00	7	4,014,000	1.05	573,429	6.536	360	718	75.99
$600,000.01 - $650,000.00	3	1,930,000	0.51	643,333	7.168	359	713	76.85
$700,000.01 - $750,000.00	1	720,000	0.19	720,000	7.000	360	751	72.00
Total.	1,571	$381,015,698	100.00%
____________
(1)	As of the initial cut-off date, the average current principal balance of the Initial Mortgage Loans in loan group 1 was approximately $242,531.

Original Principal Balances

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	1	$13,600	0.00%	13,600	7.500	358	645	60.00
$50,000.01 - $100,000.00	97	8,004,635	2.10	82,522	6.813	359	709	71.01
$100,000.01 - $150,000.00	211	27,337,130	7.17	129,560	6.672	366	709	71.26
$150,000.01 - $200,000.00	274	47,968,830	12.59	175,069	6.604	366	714	74.28
$200,000.01 - $250,000.00	314	70,764,160	18.57	225,364	6.489	367	711	74.23
$250,000.01 - $300,000.00	246	67,946,396	17.83	276,205	6.426	363	707	73.30
$300,000.01 - $350,000.00	170	55,273,484	14.51	325,138	6.403	364	707	74.36
$350,000.01 - $400,000.00	167	63,222,960	16.59	378,581	6.256	366	713	72.80
$400,000.01 - $450,000.00	68	27,993,029	7.35	411,662	6.302	359	718	68.46
$450,000.01 - $500,000.00	8	3,758,475	0.99	469,809	6.359	374	719	72.18
$500,000.01 - $550,000.00	4	2,069,000	0.54	517,250	6.754	359	679	65.09
$550.000.01 - $600,000.00	7	4,014,000	1.05	573,429	6.536	360	718	75.99
$600,000.01 - $650,000.00	3	1,930,000	0.51	643,333	7.168	359	713	76.85
$700,000.01 - $750,000.00	1	720,000	0.19	720,000	7.000	360	751	72.00
Total.	1,571	$381,015,698	100.00%

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	11	$1,982,839	0.52%	180,258	6.031	360	707	74.28
Alaska	6	1,605,516	0.42	267,586	6.978	393	691	76.76
Arizona	107	24,775,029	6.50	231,542	6.416	361	714	73.89
Arkansas	1	162,141	0.04	162,141	7.125	360	712	95.00
California	408	125,930,460	33.05	308,653	6.200	364	707	69.19
Colorado	43	8,729,396	2.29	203,009	6.558	359	730	70.95
Connecticut	8	1,778,029	0.47	222,254	6.533	359	726	66.92
Delaware	1	400,000	0.10	400,000	5.750	360	769	50.06
District of Columbia	2	638,775	0.17	319,387	6.356	358	641	75.76
Florida	294	63,410,713	16.64	215,683	6.740	368	712	78.71
Georgia	58	10,146,976	2.66	174,948	6.927	362	703	78.77
Hawaii	12	4,053,889	1.06	337,824	6.257	359	737	62.73
Idaho	10	1,621,548	0.43	162,155	6.292	359	697	64.88
Illinois	36	8,868,280	2.33	246,341	6.962	368	709	75.31
Indiana	4	457,361	0.12	114,340	6.441	359	721	61.54
Louisiana	2	304,200	0.08	152,100	7.017	359	706	70.68
Maine	1	396,265	0.10	396,265	5.500	360	752	70.00
Maryland	42	9,931,251	2.61	236,458	6.411	369	698	75.38
Massachusetts	22	5,977,544	1.57	271,707	6.192	359	716	65.28
Michigan	22	3,697,354	0.97	168,062	6.670	365	686	74.31
Minnesota	12	2,677,236	0.70	223,103	6.379	364	714	76.36
Mississippi	11	1,735,620	0.46	157,784	6.953	360	769	78.43
Missouri	12	1,947,970	0.51	162,331	6.961	367	679	73.43
Montana	9	1,897,209	0.50	210,801	6.356	359	736	66.89
Nebraska	2	234,500	0.06	117,250	7.299	359	661	76.66
Nevada	114	28,142,394	7.39	246,863	6.605	363	710	76.32
New Hampshire	3	560,000	0.15	186,667	6.964	360	767	71.18
New Jersey	13	3,272,850	0.86	251,758	6.648	380	688	68.86
New Mexico	7	1,300,492	0.34	185,785	6.949	360	712	79.03
New York	7	1,902,520	0.50	271,789	5.993	360	718	55.99
North Carolina	26	4,741,407	1.24	182,362	6.735	364	737	79.20
Ohio	17	2,502,520	0.66	147,207	6.391	359	704	82.57
Oklahoma	1	57,760	0.02	57,760	7.000	358	659	80.00
Oregon	26	5,802,694	1.52	223,181	6.244	365	702	72.43
Pennsylvania	4	723,014	0.19	180,754	6.657	396	706	75.35
Rhode Island	1	353,654	0.09	353,654	6.375	359	736	59.25
South Carolina	13	2,618,317	0.69	201,409	6.525	360	740	68.33
South Dakota	1	148,000	0.04	148,000	6.250	360	664	73.27
Tennessee	14	2,559,870	0.67	182,848	6.107	359	726	74.49
Texas	37	6,238,928	1.64	168,620	6.751	369	714	79.09
Utah	40	8,216,155	2.16	205,404	6.743	359	715	77.52
Virginia	49	13,386,930	3.51	273,203	6.462	359	700	72.70
Washington	57	13,774,891	3.62	241,665	6.231	370	716	72.39
Wisconsin	1	78,600	0.02	78,600	6.375	360	733	75.00
Wyoming	4	1,274,600	0.33	318,650	5.921	360	733	68.74
Total.	1,571	$381,015,698	100.00%

Original Loan-to-Value Ratios(1) (2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	136	$30,132,616	7.91%	221,563	6.018	360	715	42.83
50.01 - 55.00	70	17,771,050	4.66	253,872	6.141	360	700	52.78
55.01 - 60.00	90	24,281,366	6.37	269,793	6.185	359	704	57.46
60.01 - 65.00	74	20,307,872	5.33	274,431	6.063	364	706	62.50
65.01 - 70.00	77	20,106,721	5.28	261,126	6.491	365	705	68.84
70.01 - 75.00	110	27,410,657	7.19	249,188	6.446	369	709	73.89
75.01 - 80.00	892	212,488,376	55.77	238,216	6.575	365	713	79.84
80.01 - 85.00	9	2,213,591	0.58	245,955	5.939	373	721	83.46
85.01 - 90.00	75	17,044,517	4.47	227,260	6.732	373	694	89.46
90.01 - 95.00	38	9,258,933	2.43	243,656	6.752	363	725	94.78
Total.	1,571	$381,015,698	100.00%
____________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 73.10%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	130	$28,428,316	7.46%	218,679	6.025	360	716	42.49
50.01 - 55.00	65	16,242,550	4.26	249,885	6.151	360	698	52.71
55.01 - 60.00	83	22,244,385	5.84	268,005	6.190	359	703	57.39
60.01 - 65.00	76	20,817,872	5.46	273,919	6.065	364	702	61.71
65.01 - 70.00	65	17,848,677	4.68	274,595	6.422	366	700	67.91
70.01 - 75.00	79	20,147,906	5.29	255,037	6.294	368	707	73.47
75.01 - 80.00	261	62,957,683	16.52	241,217	6.558	364	710	78.98
80.01 - 85.00	14	4,294,961	1.13	306,783	6.329	366	728	80.37
85.01 - 90.00	171	40,272,669	10.57	235,513	6.790	370	703	82.83
90.01 - 95.00	137	32,780,209	8.60	239,272	6.673	367	714	83.13
95.01 - 100.00	490	114,980,469	30.18	234,654	6.519	364	717	79.64
Total.	1,571	$381,015,698	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—General” in the Prospectus Supplement.

Current Mortgage Rates (1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.501 - 4.000	2	$643,200	0.17%	321,600	3.875	360	753	80.00
4.001 - 4.500	1	300,000	0.08	300,000	4.375	360	667	80.00
4.501 - 5.000	27	6,840,583	1.80	253,355	4.912	380	719	63.12
5.001 - 5.500	97	25,385,940	6.66	261,711	5.401	364	714	72.90
5.501 - 6.000	314	80,589,093	21.15	256,653	5.856	364	718	67.45
6.001 - 6.500	472	120,562,705	31.64	255,429	6.336	363	715	71.71
6.501 - 7.000	340	80,292,089	21.07	236,153	6.847	367	703	75.89
7.001 - 7.500	228	49,664,698	13.03	217,828	7.351	365	699	79.94
7.501 - 8.000	62	11,572,229	3.04	186,649	7.799	360	701	80.79
8.001 - 8.500	26	4,845,760	1.27	186,375	8.289	365	703	80.81
8.501 - 9.000	2	319,400	0.08	159,700	8.788	357	714	75.89
Total.	1,571	$381,015,698	100.00%
____________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.452% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.445% per annum.

Types of Mortgaged Properties

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	679	$161,605,073	42.41%	238,005	6.337	367	704	70.02
Planned Unit Development	465	115,832,025	30.40	249,101	6.472	363	714	76.63
Low-Rise Condominium	285	60,005,927	15.75	210,547	6.523	362	718	75.58
2- to 4-Family Residence	100	32,032,080	8.41	320,321	6.707	362	712	69.71
High-Rise Condominium	42	11,540,593	3.03	274,776	6.793	366	728	77.43
Total.	1,571	$381,015,698	100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	944	$224,350,863	58.88%	237,660	6.547	364	718	79.30
Refinance - Cash Out	406	102,413,163	26.88	252,249	6.288	366	695	62.66
Refinance - Rate/Term	221	54,251,672	14.24	245,483	6.369	365	707	67.21
Total.	1,571	$381,015,698	100.00%

Occupancy Types (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,083	$275,994,857	72.44%	254,843	6.348	365	707	73.52
Investment Property	334	71,712,680	18.82	214,709	6.798	364	721	69.93
Second Residence	154	33,308,161	8.74	216,287	6.574	362	720	76.48
Total.	1,571	$381,015,698	100.00%
____________
(1)	Based on representations by the related borrowers at the time of origination.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
480	44	$10,086,799	2.65%	229,245	6.360	480	692	78.07
479	16	3,745,229	0.98	234,077	6.462	479	709	77.36
478	6	1,812,346	0.48	302,058	6.418	478	702	83.92
477	2	573,905	0.15	286,952	6.634	477	705	80.00
476	1	286,103	0.08	286,103	8.375	476	714	80.00
371	2	606,399	0.16	303,200	6.477	371	738	80.00
360	806	200,555,603	52.64	248,828	6.281	360	713	71.61
359	408	98,666,173	25.90	241,829	6.529	359	713	73.55
358	155	36,052,207	9.46	232,595	6.809	358	700	75.17
357	59	13,655,831	3.58	231,455	6.843	357	701	75.99
356	45	8,971,426	2.35	199,365	7.129	356	711	76.27
355	13	3,354,082	0.88	258,006	7.103	355	705	75.70
354	4	688,101	0.18	172,025	7.325	354	682	61.50
353	3	362,669	0.10	120,890	7.020	353	657	83.28
352	2	388,613	0.10	194,306	6.500	352	643	75.85
351	3	696,218	0.18	232,073	6.386	351	692	84.51
348	2	513,995	0.13	256,998	6.273	348	804	82.48
Total.	1,571	$381,015,698	100.00%

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	929	$228,543,687	59.98%	246,010	6.507	364	708	73.93
Full/Alternative	202	42,997,643	11.29	212,860	6.113	371	698	72.63
No Ratio	134	33,826,971	8.88	252,440	6.775	364	716	75.31
No Income/No Asset	116	26,202,966	6.88	225,888	6.588	359	721	70.94
Preferred	92	25,755,059	6.76	279,946	5.906	368	752	71.96
Stated Income/Stated Asset	79	19,127,805	5.02	242,124	6.659	362	692	68.42
Streamlined	19	4,561,567	1.20	240,082	5.987	360	714	58.14
Total.	1,571	$381,015,698	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 - 620	1	$255,879	0.07%	255,879	7.500	357	620	80.00
621 - 640	117	25,904,437	6.80	221,405	6.611	368	630	73.88
641 - 660	187	45,929,983	12.05	245,615	6.542	363	651	72.75
661 - 680	156	37,834,926	9.93	242,532	6.536	368	671	72.18
681 - 700	207	51,682,800	13.56	249,675	6.468	366	690	70.98
701 - 720	280	70,205,938	18.43	250,735	6.370	364	710	72.85
721 - 740	165	38,784,824	10.18	235,060	6.600	364	731	76.17
741 - 760	152	37,140,977	9.75	244,349	6.434	361	750	74.13
761 - 780	135	32,575,601	8.55	241,301	6.294	364	770	72.23
781 - 800	107	25,655,993	6.73	239,776	6.262	365	790	73.35
801 - 820	46	11,569,664	3.04	251,514	6.175	359	808	73.23
821 - 840	3	560,133	0.15	186,711	6.679	358	824	74.91
Unknown	15	2,914,543	0.76	194,303	6.933	357	N/A	80.05
Total.	1,571	$381,015,698	100.00%
____________
(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 711.

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	929	$226,613,438	59.48%	243,933	6.445	364	711	72.13
12	234	61,975,335	16.27	264,852	6.279	366	706	73.28
24	3	554,861	0.15	184,954	6.618	357	733	78.62
36	233	55,350,681	14.53	237,557	6.604	363	711	74.38
42	1	129,863	0.03	129,863	5.750	360	724	58.56
60	171	36,391,520	9.55	212,816	6.564	364	713	76.86
Total.	1,571	$381,015,698	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
48	2	$513,995	0.13%	256,998	6.273	348	804	82.48
51	3	696,218	0.18	232,073	6.386	351	692	84.51
52	2	388,613	0.10	194,306	6.500	352	643	75.85
53	3	362,669	0.10	120,890	7.020	353	657	83.28
54	4	688,101	0.18	172,025	7.325	354	682	61.50
55	13	3,354,082	0.88	258,006	7.103	355	705	75.70
56	46	9,257,529	2.43	201,251	7.168	360	711	76.38
57	61	14,229,735	3.73	233,274	6.835	362	701	76.15
58	161	37,864,553	9.94	235,184	6.791	364	700	75.59
59	424	102,411,402	26.88	241,536	6.526	363	713	73.69
60	852	211,248,801	55.44	247,945	6.285	366	712	71.94
Total.	1,571	$381,015,698	100.00%

Gross Margins (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	1	$222,000	0.06%	222,000	8.750	356	726	75.00
2.001 - 3.000	1,566	379,923,198	99.71	242,607	6.451	364	711	73.06
3.001 - 4.000	4	870,500	0.23	217,625	6.347	406	639	91.95
Total.	1,571	$381,015,698	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin for the Initial Mortgage Loans in loan group 1 was approximately 2.267%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 - 10.000	30	$7,783,783	2.04%	259,459	4.806	377	720	65.17
10.001 - 11.000	374	96,312,034	25.28	257,519	5.747	364	717	69.14
11.001 - 12.000	741	183,087,162	48.05	247,081	6.494	365	711	73.20
12.001 - 13.000	339	75,510,397	19.82	222,745	7.105	363	702	77.39
13.001 - 14.000	75	16,255,100	4.27	216,735	7.690	360	703	78.30
14.001 - 15.000	12	2,067,222	0.54	172,268	8.268	359	699	81.57
Total.	1,571	$381,015,698	100.00%

Next Adjustment Dates

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 2011	2	$513,995	0.13%	256,998	6.273	348	804	82.48
April 2011	3	696,218	0.18	232,073	6.386	351	692	84.51
May 2011	2	388,613	0.10	194,306	6.500	352	643	75.85
June 2011	3	362,669	0.10	120,890	7.020	353	657	83.28
July 2011	4	688,101	0.18	172,025	7.325	354	682	61.50
August 2011	13	3,354,082	0.88	258,006	7.103	355	705	75.70
September 2011	46	9,257,529	2.43	201,251	7.168	360	711	76.38
October 2011	61	14,229,735	3.73	233,274	6.835	362	701	76.15
November 2011	161	37,864,553	9.94	235,184	6.791	364	700	75.59
December 2011	424	102,411,402	26.88	241,536	6.526	363	713	73.69
January 2012	805	200,455,700	52.61	249,013	6.285	366	712	72.02
February 2012	47	10,793,101	2.83	229,640	6.294	363	707	70.40
Total.	1,571	$381,015,698	100.00%

Initial Fixed Periods

Initial Fixed Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
60	1,571	$381,015,698	100.00%	242,531	6.452	364	711	73.10
Total	1,571	$381,015,698	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	1	$222,000	0.06%	222,000	8.750	356	726	75.00
2.001 - 3.000	1,566	379,923,198	99.71	242,607	6.451	364	711	73.06
3.001 - 4.000	4	870,500	0.23	217,625	6.347	406	639	91.95
Total	1,571	$381,015,698	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	23	$5,339,612	1.40%	232,157	6.231	358	698	68.46
4.875	1	243,200	0.06	243,200	5.875	359	739	80.00
5.000	1,350	327,542,792	85.97	242,624	6.408	365	711	73.21
6.000	197	47,890,094	12.57	243,097	6.785	359	711	72.84
Total	1,571	$381,015,698	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	120	$25,348,664	6.65%	211,239	7.242	359	696	77.01
2.000	1,451	355,667,033	93.35	245,119	6.396	365	712	72.83
Total	1,571	$381,015,698	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	228	$51,074,965	13.40%	224,013	6.518	382	701	71.55
60	339	85,490,581	22.44	252,185	6.372	361	720	73.74
120	1,004	244,450,152	64.16	243,476	6.467	362	709	73.21
Total	1,571	$381,015,698	100.00%

INITIAL MORTGAGE LOANS IN LOAN GROUP 2

Loan Programs

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7/1 1-year CMT	26	$5,065,662	4.25%	194,833	6.307	373	704	63.90
7/23 6-month LIBOR	5	1,275,519	1.07	255,104	7.543	359	702	75.23
7/23 6-month LIBOR -Interest Only	29	8,181,505	6.86	282,121	6.619	359	714	77.49
7/1 1-year LIBOR	68	16,722,619	14.02	245,921	6.334	376	722	65.58
7/1 1-year LIBOR - Interest Only	338	87,997,624	73.80	260,348	6.518	361	717	72.68
Total.	466	$119,242,928	100.00%

Current Principal Balances(1)

Range of Current Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$50,000.01 - $100,000.00	31	$2,533,092	2.12%	81,713	6.693	359	722	64.75
$100,000.01 - $150,000.00	53	6,729,875	5.64	126,979	6.620	359	713	68.82
$150,000.01 - $200,000.00	77	13,514,292	11.33	175,510	6.569	364	709	70.69
$200,000.01 - $250,000.00	69	15,739,558	13.20	228,110	6.556	363	716	75.72
$250,000.01 - $300,000.00	85	23,369,613	19.60	274,937	6.549	362	712	73.73
$300,000.01 - $350,000.00	59	19,255,196	16.15	326,359	6.398	366	716	72.95
$350,000.01 - $400,000.00	51	19,198,020	16.10	376,432	6.556	362	720	69.94
$400,000.01 - $450,000.00	25	10,362,890	8.69	414,516	6.260	364	714	68.48
$450,000.01 - $500,000.00	6	2,905,993	2.44	484,332	6.179	360	745	70.37
$500,000.01 - $550,000.00	6	3,123,000	2.62	520,500	6.498	360	750	70.04
$550,000.01 - $600,000.00	1	598,400	0.50	598,400	6.875	479	645	80.00
$600,000.01 - $650,000.00	2	1,247,999	1.05	624,000	6.375	360	768	59.72
$650,000.01 - $700,000.00	1	665,000	0.56	665,000	6.750	358	721	69.27
Total.	466	$119,242,928	100.00%
____________
(1)	As of the initial cut-off date, the average current principal balance of the Initial Mortgage Loans in loan group 2 was approximately $255,886.

Original Principal Balances

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$50,000.01 - $100,000.00	31	$2,533,092	2.12%	81,713	6.693	359	722	64.75
$100,000.01 - $150,000.00	53	6,729,875	5.64	126,979	6.620	359	713	68.82
$150,000.01 - $200,000.00	77	13,514,292	11.33	175,510	6.569	364	709	70.69
$200,000.01 - $250,000.00	69	15,739,558	13.20	228,110	6.556	363	716	75.72
$250,000.01 - $300,000.00	85	23,369,613	19.60	274,937	6.549	362	712	73.73
$300,000.01 - $350,000.00	59	19,255,196	16.15	326,359	6.398	366	716	72.95
$350,000.01 - $400,000.00	51	19,198,020	16.10	376,432	6.556	362	720	69.94
$400,000.01 - $450,000.00	25	10,362,890	8.69	414,516	6.260	364	714	68.48
$450,000.01 - $500,000.00	6	2,905,993	2.44	484,332	6.179	360	745	70.37
$500,000.01 - $550,000.00	6	3,123,000	2.62	520,500	6.498	360	750	70.04
$550,000.01 - $600,000.00	1	598,400	0.50	598,400	6.875	479	645	80.00
$600,000.01 - $650,000.00	2	1,247,999	1.05	624,000	6.375	360	768	59.72
$650,000.01 - $700,000.00	1	665,000	0.56	665,000	6.750	358	721	69.27
Total.	466	$119,242,928	100.00%

Geographic Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	2	$499,960	0.42%	249,980	6.957	358	765	83.82
Alaska	1	180,452	0.15	180,452	7.375	360	728	80.00
Arizona	35	7,893,539	6.62	225,530	6.652	359	733	75.92
California	146	46,775,717	39.23	320,382	6.295	364	717	67.72
Colorado	14	4,004,443	3.36	286,032	6.351	359	708	68.48
Connecticut	3	547,100	0.46	182,367	6.535	359	753	76.56
Delaware	1	245,456	0.21	245,456	6.250	360	689	74.70
Florida	72	14,641,554	12.28	203,355	6.607	359	712	75.21
Georgia	11	2,327,320	1.95	211,575	6.908	358	711	84.99
Hawaii	2	878,000	0.74	439,000	6.593	360	697	70.37
Idaho	6	1,004,525	0.84	167,421	6.319	385	691	68.01
Illinois	12	3,132,518	2.63	261,043	6.654	359	721	76.10
Indiana	3	302,895	0.25	100,965	7.318	359	719	84.54
Louisiana	1	226,400	0.19	226,400	8.000	358	708	80.00
Maryland	7	1,751,249	1.47	250,178	6.568	378	701	71.03
Massachusetts	11	3,190,200	2.68	290,018	6.847	359	725	71.76
Michigan	5	737,300	0.62	147,460	6.543	358	681	79.64
Minnesota	3	556,852	0.47	185,617	7.091	358	704	77.06
Missouri	1	128,000	0.11	128,000	5.375	360	730	80.00
Nevada	22	5,509,536	4.62	250,433	6.570	359	723	77.84
New Hampshire	2	675,000	0.57	337,500	7.265	429	694	77.88
New Jersey	8	2,274,446	1.91	284,306	6.850	360	721	66.24
New York	9	3,177,600	2.66	353,067	6.762	382	717	69.66
North Carolina	4	873,491	0.73	218,373	7.068	393	688	78.32
North Dakota	1	95,500	0.08	95,500	6.250	353	672	85.00
Ohio	4	445,854	0.37	111,463	6.540	359	725	75.61
Oregon	17	3,904,501	3.27	229,677	6.335	359	723	64.41
Pennsylvania	4	877,705	0.74	219,426	6.578	359	713	57.28
Rhode Island	3	671,100	0.56	223,700	7.146	360	690	70.66
South Carolina	1	223,403	0.19	223,403	6.625	360	792	80.00
Tennessee	1	114,875	0.10	114,875	6.000	359	756	65.71
Texas	14	2,332,591	1.96	166,614	6.434	360	727	81.79
Utah	7	1,205,750	1.01	172,250	7.163	359	750	77.55
Virginia	7	1,417,899	1.19	202,557	6.823	373	699	70.18
Washington	25	6,315,202	5.30	252,608	6.492	364	710	76.46
Wisconsin	1	104,998	0.09	104,998	6.375	359	745	64.02
Total.	466	$119,242,928	100.00%

Original Loan-to-Value Ratios(1) (2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	42	$9,338,605	7.83%	222,348	6.303	360	720	37.69
50.01 - 55.00	27	7,546,766	6.33	279,510	6.311	360	731	52.74
55.01 - 60.00	35	8,901,329	7.46	254,324	6.190	364	718	58.05
60.01 - 65.00	29	7,711,728	6.47	265,922	6.239	360	698	62.94
65.01 - 70.00	39	11,799,159	9.90	302,543	6.461	364	710	67.84
70.01 - 75.00	33	7,567,437	6.35	229,316	6.348	359	705	73.83
75.01 - 80.00	199	51,238,686	42.97	257,481	6.529	366	721	79.64
80.01 - 85.00	10	2,033,985	1.71	203,398	6.947	358	710	82.73
85.01 - 90.00	36	8,957,409	7.51	248,817	7.052	362	705	88.78
90.01 - 95.00	16	4,147,826	3.48	259,239	7.088	359	734	94.19
Total.	466	$119,242,928	100.00%
____________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 71.67%.

(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

Combined Loan-to-Value Ratios(1)

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	39	$8,377,605	7.03%	214,810	6.309	360	722	37.42
50.01 - 55.00	26	7,390,266	6.20	284,241	6.304	360	733	52.70
55.01 - 60.00	34	8,812,416	7.39	259,189	6.181	364	721	57.01
60.01 - 65.00	28	7,324,041	6.14	261,573	6.288	360	693	62.74
65.01 - 70.00	31	9,589,842	8.04	309,350	6.499	359	714	67.79
70.01 - 75.00	33	7,006,263	5.88	212,311	6.450	359	706	70.84
75.01 - 80.00	70	17,660,428	14.81	252,292	6.475	371	711	78.32
80.01 - 85.00	13	3,117,585	2.61	239,814	6.810	374	709	79.68
85.01 - 90.00	61	16,232,824	13.61	266,112	6.776	365	717	83.62
90.01 - 95.00	36	9,220,413	7.73	256,123	6.824	365	722	85.86
95.01 - 100.00	95	24,511,246	20.56	258,013	6.497	360	723	79.73
Total.	466	$119,242,928	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—General” in the Prospectus Supplement.

Current Mortgage Rates (1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 - 5.000	2	$749,325	0.63%	374,663	5.000	360	691	75.30
5.001 - 5.500	14	4,325,079	3.63	308,934	5.442	369	723	77.44
5.501 - 6.000	89	23,969,947	20.10	269,325	5.900	362	719	67.79
6.001 - 6.500	172	44,574,534	37.38	259,154	6.348	363	723	66.18
6.501 - 7.000	110	27,485,346	23.05	249,867	6.818	366	709	76.55
7.001 - 7.500	61	13,662,955	11.46	223,983	7.355	359	719	80.65
7.501 - 8.000	12	2,768,483	2.32	230,707	7.777	358	682	82.30
8.001 - 8.500	6	1,707,259	1.43	284,543	8.284	375	703	85.56
Total.	466	$119,242,928	100.00%
____________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.501% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 6.486% per annum.

Types of Mortgaged Properties

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	233	$57,130,119	47.91%	245,194	6.493	363	707	70.51
Planned Unit Development	113	26,410,309	22.15	233,720	6.517	364	724	74.46
2- to 4-Family Residence	47	17,277,902	14.49	367,615	6.579	364	730	68.18
Low-Rise Condominium	64	15,856,902	13.30	247,764	6.430	362	724	73.66
High-Rise Condominium	9	2,567,696	2.15	285,300	6.436	360	729	80.00
Total.	466	$119,242,928	100.00%

Loan Purposes

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	213	$53,939,025	45.23%	253,235	6.581	362	724	79.49
Refinance - Cash Out	152	37,346,345	31.32	245,700	6.401	367	702	61.72
Refinance - Rate/Term	101	27,957,559	23.45	276,808	6.481	360	723	69.87
Total.	466	$119,242,928	100.00%

Occupancy Types (1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	348	$91,704,901	76.91%	263,520	6.468	364	713	72.80
Investment Property	86	20,116,137	16.87	233,909	6.650	360	728	64.77
Second Residence	32	7,421,890	6.22	231,934	6.508	359	728	76.42
Total.	466	$119,242,928	100.00%
____________
(1)	Based on representations by the related borrowers at the time of origination.

Remaining Terms to Maturity

Remaining Term to Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
480	10	$2,847,715	2.39%	284,771	6.345	480	679	75.19
479	2	763,200	0.64	381,600	6.821	479	645	80.00
478	1	275,774	0.23	275,774	6.750	478	644	80.00
360	278	71,220,531	59.73	256,189	6.392	360	718	69.82
359	108	28,201,402	23.65	261,124	6.649	359	717	73.78
358	40	10,256,355	8.60	256,409	6.626	358	729	73.11
357	10	2,604,727	2.18	260,473	7.172	357	727	83.24
356	3	678,036	0.57	226,012	6.344	356	694	74.93
355	5	720,438	0.60	144,088	6.484	355	743	54.48
354	4	756,594	0.63	189,148	6.746	354	699	79.17
353	3	592,300	0.50	197,433	7.174	353	701	82.06
352	1	127,857	0.11	127,857	7.875	352	631	95.00
351	1	198,000	0.17	198,000	7.000	351	625	90.00
Total.	466	$119,242,928	100.00%

Documentation Programs

Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	228	$60,142,051	50.44%	263,781	6.506	363	713	72.29
Full/Alternative	87	20,647,956	17.32	237,333	6.270	370	707	69.69
No Income/No Asset	57	13,923,917	11.68	244,279	6.912	361	726	75.08
Preferred	48	12,804,321	10.74	266,757	6.195	361	746	69.46
No Ratio	28	7,287,116	6.11	260,254	6.907	359	709	74.92
Stated Income/Stated Asset	8	2,382,801	2.00	297,850	6.856	359	697	66.74
Streamlined	10	2,054,764	1.72	205,476	5.970	360	738	58.43
Total.	466	$119,242,928	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 - 620	1	$375,496	0.31%	375,496	6.875	360	620	80.00
621 - 640	24	6,301,463	5.28	262,561	6.615	388	631	71.96
641 - 660	31	7,606,897	6.38	245,384	6.537	376	651	71.92
661 - 680	56	13,126,648	11.01	234,404	6.589	361	671	72.78
681 - 700	78	19,095,280	16.01	244,811	6.517	361	690	70.81
701 - 720	83	22,304,259	18.70	268,726	6.480	359	711	70.63
721 - 740	50	12,312,886	10.33	246,258	6.526	365	733	71.36
741 - 760	50	13,133,318	11.01	262,666	6.535	359	750	74.68
761 - 780	39	11,220,042	9.41	287,693	6.329	359	772	72.15
781 - 800	34	8,549,854	7.17	251,466	6.439	359	788	69.68
801 - 820	18	4,868,784	4.08	270,488	6.441	367	806	71.46
821 - 840	1	168,000	0.14	168,000	5.875	360	823	32.31
Unknown	1	180,000	0.15	180,000	6.500	360	N/A	80.00
Total.	466	$119,242,928	100.00%
____________
(1)	As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 717.

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	290	$77,672,122	65.14%	267,835	6.580	365	717	72.53
12	84	22,042,304	18.49	262,408	6.207	359	729	67.64
24	1	54,000	0.05	54,000	7.250	360	702	75.00
36	49	11,235,690	9.42	229,300	6.622	361	706	70.73
60	42	8,238,811	6.91	196,162	6.373	364	700	75.57
Total.	466	$119,242,928	100.00%

Months to Initial Adjustment Date

Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
75	1	$198,000	0.17%	198,000	7.000	351	625	90.00
76	1	127,857	0.11	127,857	7.875	352	631	95.00
77	3	592,300	0.50	197,433	7.174	353	701	82.06
78	4	756,594	0.63	189,148	6.746	354	699	79.17
79	5	720,438	0.60	144,088	6.484	355	743	54.48
80	3	678,036	0.57	226,012	6.344	356	694	74.93
81	10	2,604,727	2.18	260,473	7.172	357	727	83.24
82	41	10,532,129	8.83	256,881	6.629	361	726	73.29
83	110	28,964,602	24.29	263,315	6.654	362	715	73.95
84	288	74,068,245	62.12	257,181	6.390	365	716	70.03
Total.	466	$119,242,928	100.00%

Gross Margins (1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 - 3.000	460	$117,867,576	98.85%	256,234	6.485	363	717	71.42
3.001 - 4.000	6	$1,375,352	1.15	229,225	7.910	379	687	92.94
Total.	466	$119,242,928	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin for the Initial Mortgage Loans in loan group 2 was approximately 2.296%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9.001 - 10.000	2	$749,325	0.63%	374,663	5.000	360	691	75.30
10.001 - 11.000	97	26,367,229	22.11	271,827	5.840	364	718	68.60
11.001 - 12.000	271	69,327,881	58.14	255,822	6.502	364	718	69.96
12.001 - 13.000	83	19,216,202	16.12	231,521	7.198	359	718	80.12
13.001 - 14.000	12	3,382,418	2.84	281,868	7.907	367	690	81.40
14.001 - 15.000	1	199,872	0.17	199,872	8.250	359	693	80.00
Total.	466	$119,242,928	100.00%

Next Adjustment Dates

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
April 2013	1	$198,000	0.17%	198,000	7.000	351	625	90.00
May 2013	1	127,857	0.11	127,857	7.875	352	631	95.00
June 2013	3	592,300	0.50	197,433	7.174	353	701	82.06
July 2013	4	756,594	0.63	189,148	6.746	354	699	79.17
August 2013	5	720,438	0.60	144,088	6.484	355	743	54.48
September 2013	3	678,036	0.57	226,012	6.344	356	694	74.93
October 2013	10	2,604,727	2.18	260,473	7.172	357	727	83.24
November 2013	41	10,532,129	8.83	256,881	6.629	361	726	73.29
December 2013	110	28,964,602	24.29	263,315	6.654	362	715	73.95
January 2014	259	65,757,789	55.15	253,891	6.409	365	716	70.45
February 2014	29	8,310,456	6.97	286,567	6.238	365	721	66.75
Total.	466	$119,242,928	100.00%

Initial Fixed Periods

Initial Fixed Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
84	466	$119,242,928	100.00%	255,886	6.501	363	717	71.67
Total	466	$119,242,928	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.001 - 3.000	459	$117,732,813	98.73%	256,499	6.485	363	717	71.41
3.001 - 4.000	6	$1,375,352	1.15	229,225	7.910	379	687	92.94
6.001 - 7.000	1	$134,763	0.11	134,763	6.500	358	709	80.00
Total	466	$119,242,928	100.00%

Initial Periodic Rate Caps

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	435	$110,580,431	92.74%	254,208	6.492	364	717	71.25
6.000	31	8,662,498	7.26	279,435	6.626	359	713	77.07
Total	466	$119,242,928	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	3	$794,526	0.67%	264,842	8.030	356	698	78.53
2.000	463	118,448,402	99.33	255,828	6.491	363	717	71.62
Total	466	$119,242,928	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	99	$23,063,799	19.34%	232,968	6.395	374	717	65.75
60	1	216,000	0.18	216,000	7.000	359	719	80.00
84	39	10,893,213	9.14	279,313	6.590	359	723	69.94
120	327	85,069,917	71.34	260,153	6.517	361	716	73.48
Total	466	$119,242,928	100.00%